Exhibit  1


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-16
*CUSIP:     21988G767      Class       A-1
            21988GAP1      Class       A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 15, 2004.

INTEREST ACCOUNT
----------------

Balance as of    November 15, 2003.....                                  $0.00
        Scheduled Income received on securities.....             $1,125,028.75
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,125,000.00
        Distribution to Class A-2 Holders.....                          -$0.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                   -$28.75
Balance as of    May 15, 2004.....                                       $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    November 15, 2003.....                                  $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of    May 15, 2004.....                                       $0.00


                  UNDERLYING SECURITIES HELD AS OF     May 15, 2004

           Principal
            Amount                            Title of Security
           ----------                         -----------------
           $29,033,000    Georgia-Pacific Corporation 7.75% Debentures due
                          November 15, 2029
                          *CUSIP:  373298BR8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.